As filed with the Securities and Exchange Commission on November 20, 2007

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MSCI Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware		13-4038723
(State of Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
88 Pine Street New York, NY 10005 (212) 804-3900
(Address of Principal Executive Offices)

MSCI 2007 EQUITY INCENTIVE COMPENSATION PLAN MSCI INDEPENDENT DIRECTORS’ EQUITY COMPENSATION PLAN (Full Title of the Plan)

Frederick W. Bogdan General Counsel MSCI Inc. 88 Pine Street New York, NY 10005 (212) 804-3990
(Telephone Number, Including Area Code, of Agents for Service)

With a copy to:
Jean M. McLoughlin Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Class A Common Stock, par value $0.01 each to be issued under the MSCI 2007 Equity Incentive Compensation Plan	2,116,252	$18.00(2)	$38,092,536.00(2)	$1,169.45
Class A Common Stock, par value $0.01 each to be issued under the MSCI 2007 Equity Incentive Compensation Plan	10,383,748	$24.74(3)	$256,893,925.52(2)	$7,886.65
Class A Common Stock, par value $0.01 each to be issued under the MSCI Independent Directors’ Equity Compensation Plan	500,000	$24.74(3)	$12,370,000.00(3)	$379.76
Total Shares	13,000,000		$307,356,461.52	$9,435.86

(1)
This Registration Statement on Form S-8 (the “Registration Statement”) covers shares of Class A Common Stock (“Common Stock”) of MSCI Inc. (the “Company” or the “Registrant”) (i) issuable pursuant to the exercise of options and restricted stock units granted prior to the date hereof under the MSCI 2007 Equity Incentive Compensation Plan (the “Equity Plan”) and the MSCI Independent Directors’ Equity Compensation Plan (the “Directors Plan” and, together with the Equity Plan, the “Plans”), (ii) to be issued in the future under the Plans and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), any additional shares of Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, or other similar transaction.

(2)
Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee of options granted and outstanding under the Equity Plan, based on the exercise price of $18.00 as set forth in the table.

(3)
Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for a share of Common Stock on the New York Stock Exchange on November 16, 2007. This includes shares of Common Stock to be issued upon settlement of restricted stock units granted and outstanding under the Plans.

(4)	Rounded up to the nearest penny.

PART I

The information specified in Item 1 and Item 2 of Part I of the Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement.  The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)  The Registrant’s Registration Statement on Form S-1 (Registration No. 333-144975),  as originally filed by the Registrant pursuant to Rule 424(b) of the Securities Act on July 31, 2007, and subsequently amended.

(b)   The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-33812), filed on November 7, 2007, pursuant to Section 12(g) of the Exchange Act, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Section 6.07 of the Registrant’s Amended and Restated By-laws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability.

The Registrant is covered under standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The underwriting agreement provides for indemnification of directors and certain officers of the Company by the underwriters against certain liabilities. Reference is made to the form of underwriting agreement filed as Exhibit 1.1 to the Company’s Form S-1.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number
4.1	Form of Amended and Restated Certificate of Incorporation of MSCI Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-144975))

4.2	Form of Amended and Restated Bylaws of MSCI Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (No. 333-144975))

5	Opinion of Davis Polk & Wardwell

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5)

24	Power of Attorney (included in the signature pages hereof)

99.1	MSCI 2007 Equity Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 (No. 333-144975))
99.2	MSCI Independent Directors’ Equity Compensation Plan (incorporated herein by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 (No. 333-144975))

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, MSCI Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of November, 2007.

MSCI Inc.

By:	/s/ Michael K. Neborak
	Name:	Michael K. Neborak
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Henry A. Fernandez, Michael K. Neborak, Gary Retelny and Frederick W. Bogdan as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable MSCI Inc. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 20th day of November, 2007 by the following persons in the following capacities.

Signature	Title	Date

/s/ Henry A. Fernandez	Chairman, Chief Executive Officer, President and Director	November 20, 2007
Henry A. Fernandez	(principal executive officer)

/s/ Michael K. Neborak	Chief Financial Officer
Michael K. Neborak	(principal financial officer and principal accounting officer)	November 20, 2007

/s/ Kenneth M. deRegt	Director	November 20, 2007
Kenneth M. deRegt

/s/ James P. Gorman	Director	November 20, 2007
James P. Gorman

/s/ Jerker M. Johansson	Director	November 20, 2007
Jerker M. Johansson

/s/ Linda H. Riefler	Director	November 20, 2007
Linda H. Riefler

/s/ David H. Sidwell	Director	November 20, 2007
David H. Sidwell

EXHIBIT INDEX

Exhibit Number
4.1	Form of Amended and Restated Certificate of Incorporation of MSCI Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-144975))

4.2	Form of Amended and Restated Bylaws of MSCI Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (No. 333-144975))

5	Opinion of Davis Polk & Wardwell

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5)

24	Power of Attorney (included in the signature pages hereof)

99.1	MSCI 2007 Equity Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 (No. 333-144975))

99.2	MSCI Independent Directors’ Equity Compensation Plan (incorporated herein by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 (No. 333-144975))